Exhibit 99.1

Cardlytics Announces Second Quarter 2020 Financial Results
Atlanta, GA – August 4, 2020 – Cardlytics, Inc. (NASDAQ: CDLX), an advertising platform in banks' digital channels, today announced financial results for the second quarter ended June 30, 2020. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“Despite the unprecedented environment in which we have been operating since mid-March, we have stayed focused and kept our foot on the accelerator, in terms of executing our plan for long-term revenue growth and profitability,” said Lynne Laube, CEO & Co-Founder of Cardlytics. “Consumer spending recovered throughout the quarter, and despite a slight pause in recent weeks, we are optimistic that we can narrow our year-over-year declines in the second half of 2020. We continue to see encouraging and exciting signs in our business that will support our long-term growth. These include the completed launch of Wells Fargo, which expands our reach to more than 150 million MAUs, as well as the extensive progress on our product development initiatives. We are also happy to announce that our self-service and automation platform is now being tested with several agencies. For these reasons, we believe we are extraordinarily well positioned over the long-term as the economy continues its recovery.”
"We remain committed to achieving our long-term goals and increasing shareholder value,” said Andy Christiansen, CFO of Cardlytics. “Our current capitalization and liquidity will provide us the financial flexibility to weather the economic downturn triggered by COVID-19 and continue with prudent, strategic investments.”
Second Quarter 2020 Financial Results

•	Revenue was $28.2 million, a decrease of (42)% year-over-year, compared to $48.7 million in the second quarter of 2019.

•	Billings, a non-GAAP metric, was $39.5 million, a decrease of (46)% year-over-year, compared to $73.8 million in the second quarter of 2019.

•	Gross profit was $7.9 million, a decrease of (55)% year-over-year, compared to $17.7 million in the second quarter of 2019.

•	Adjusted contribution, a non-GAAP metric, was $12.4 million, a decrease of (43)% year-over-year, compared to $21.8 million in the second quarter of 2019.

•
Net loss attributable to common stockholders was $(19.8) million, or $(0.73) per diluted share, based on 27.1 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(6.5) million, or $(0.29) per diluted share, based on 22.7 million weighted-average common shares outstanding in the second quarter of 2019.

•
Non-GAAP net loss was $(10.2) million, or $(0.38) per diluted share, based on 27.1 million weighted-average common shares outstanding, compared to a non-GAAP net loss of $(2.7) million, or $(0.12) per diluted share, based on 22.7 million weighted-average common shares outstanding in the second quarter of 2019.

•	Adjusted EBITDA, a non-GAAP metric, was a loss of $(7.7) million compared to a loss of $(0.6) million in the second quarter of 2019.
Key Metrics

•	FI MAUs were 157.2 million, an increase of 31%, compared to 120.1 million in the second quarter of 2019.

•	ARPU was $0.18, a decrease of (55)%, compared to $0.40 in the second quarter of 2019.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
Earnings Teleconference Information
Cardlytics will discuss its second quarter 2020 financial results during a teleconference today, August 4, 2020, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 4382929. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on August 11, 2020 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 4382929. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is an advertising platform in banks’ digital channels. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco, and Visakhapatnam. Learn more at www.cardlytics.com.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to the anticipated impact of COVID-19 on our, business, financial condition and results of operations, our ability to weather the economic downturn triggered by COVID-19 and continue with strategic investments, and narrowing year-over-year declines in the second half of 2020. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to the uncertain impacts that COVID-19 may have on our business, financial condition, results of operations; unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; the timing of the phased launch of Cardlytics Direct by U.S. Bank; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors, including the impact of the COVID-19 pandemic; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 3, 2020 and in subsequent periodic reports that we file with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended June 30, 2020. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP loss and non-GAAP loss per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net loss and non-GAAP net loss per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share. We define adjusted contribution as a measures by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our FI partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our FI Share and other third-party costs exclusive of amortization of deferred FI implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income tax benefit; interest (expense) income, net; depreciation and amortization expense; stock-based compensation expense; foreign currency loss; amortization of deferred FI implementation costs; restructuring costs and loss on extinguishment of debt. We define adjusted FI Share and other third-party costs as our FI Share and other third-party costs excluding non-cash equity expense and amortization of deferred FI implementation costs. We define non-GAAP net loss as our net loss before stock-based compensation expense; foreign currency loss; and restructuring costs. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA, adjusted contribution and non-GAAP net loss. We define non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics Direct revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$98,370	$104,458
Restricted cash	105	129
Accounts receivable, net	36,566	81,452
Other receivables	5,007	3,908
Prepaid expenses and other assets	6,356	5,783
Total current assets	146,404	195,730
Long-term assets:
Property and equipment, net	12,983	14,290
Right-of-use assets under operating leases, net	10,422	—
Intangible assets, net	407	389
Capitalized software development costs, net	4,738	3,815
Deferred FI implementation costs, net	6,384	8,383
Other long-term assets, net	1,701	1,706
Total assets	$183,039	$224,313
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,177	$1,229
Accrued liabilities:
Accrued compensation	4,904	8,186
Accrued expenses	3,270	6,018
FI Share liability	19,291	41,956
Consumer Incentive liability	9,113	19,861
Deferred revenue	969	1,127
Current operating lease liabilities	3,712	—
Current finance lease liabilities	24	24
Total current liabilities	42,460	78,401
Long-term liabilities:
Deferred liabilities	—	2,632
Long-term operating lease liabilities	10,114	—
Long-term finance lease liabilities	—	13
Total liabilities	52,574	81,046
Stockholders’ equity:
Common stock, $0.0001 par value—100,000 shares authorized and 26,547 and 27,275 shares issued and outstanding as of December 31, 2019 and June 30, 2020, respectively.	8	8
Additional paid-in capital	499,663	480,578
Accumulated other comprehensive income	2,714	1,312
Accumulated deficit	(371,920)	(338,631)
Total stockholders’ equity	130,465	143,267
Total liabilities and stockholders’ equity	$183,039	$224,313

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$28,222	$48,730	$73,731	$84,718
Costs and expenses:
FI Share and other third-party costs	16,811	27,620	42,949	46,624
Delivery costs	3,499	3,370	6,905	6,616
Sales and marketing expense	10,405	11,047	21,373	20,384
Research and development expense	3,966	2,782	7,817	5,723
General and administration expense	11,734	8,340	22,478	15,340
Depreciation and amortization expense	1,545	1,053	3,876	2,014
Total costs and expenses	47,960	54,212	105,398	96,701
Operating loss	(19,738)	(5,482)	(31,667)	(11,983)
Other expense:
Interest (expense) income, net	(10)	(338)	274	(642)
Foreign currency loss	(10)	(690)	(1,896)	(199)
Total other expense	(20)	(1,028)	(1,622)	(841)
Loss before income taxes	(19,758)	(6,510)	(33,289)	(12,824)
Income tax benefit	—	—	—	—
Net loss	(19,758)	(6,510)	(33,289)	(12,824)
Net loss attributable to common stockholders	$(19,758)	$(6,510)	$(33,289)	$(12,824)
Net loss per share attributable to common stockholders, basic and diluted	$(0.73)	$(0.29)	$(1.24)	$(0.57)
Weighted-average common shares outstanding, basic and diluted	27,072	22,731	26,898	22,618

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Delivery costs	$357	$199	$532	$363
Sales and marketing expense	2,567	952	3,836	1,659
Research and development expense	1,401	363	2,004	566
General and administrative expense	4,783	1,558	6,861	2,192
Total stock-based compensation expense	$9,108	$3,072	$13,233	$4,780

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(33,289)	$(12,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,326	652
Depreciation and amortization	3,876	2,014
Amortization of financing costs charged to interest expense	48	50
Amortization of right-of-use assets	1,731	—
Stock-based compensation expense	13,233	4,780
Other non-cash expense, net	2,073	351
Amortization of deferred FI implementation costs	1,999	1,384
Change in operating assets and liabilities:
Accounts receivable	42,460	(7,024)
Prepaid expenses and other assets	(603)	(1,622)
Recovery of deferred FI implementation costs	—	2,312
Accounts payable	(163)	(306)
Other accrued expenses	(6,922)	323
FI Share liability	(22,665)	2,932
Consumer Incentive liability	(10,748)	4,009
Net cash used in operating activities	(7,644)	(2,969)
Investing activities
Acquisition of property and equipment	(1,225)	(4,019)
Acquisition of patents	(30)	(5)
Capitalized software development costs	(2,132)	(1,139)
Net cash used in investing activities	(3,387)	(5,163)
Financing activities
Principal payments of debt	(11)	(10,010)
Proceeds from issuance of common stock	5,435	1,213
Debt issuance costs	(13)	(93)
Net cash provided by (used in) financing activities	5,411	(8,890)
Effect of exchange rates on cash, cash equivalents and restricted cash	(492)	(99)
Net decrease in cash, cash equivalents and restricted cash	(6,112)	(17,121)
Cash, cash equivalents, and restricted cash — Beginning of period	104,587	59,870
Cash, cash equivalents, and restricted cash — End of period	$98,475	$42,749

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2020	2019	$	%	2020	2019	$	%
Billings(1)	$39,521	$73,776	$(34,255)	(46)%	$107,297	$132,326	$(25,029)	(19)%
Consumer Incentives	11,299	25,046	(13,747)	(55)	33,566	47,608	(14,042)	(29)
Revenue	28,222	48,730	(20,508)	(42)	73,731	84,718	(10,987)	(13)
Adjusted FI Share and other third-party costs(1)	15,820	26,889	(11,069)	(41)	40,950	45,240	(4,290)	(9)
Adjusted contribution(1)	12,402	21,841	(9,439)	(43)	32,781	39,478	(6,697)	(17)
Delivery costs	3,499	3,370	129	4	6,905	6,616	289	4
Amortization of deferred FI implementation costs	991	731	260	36	1,999	1,384	615	44
Gross profit	$7,912	$17,740	$(9,828)	(55)%	$23,877	$31,478	$(7,601)	(24)%

(1)
Billings, adjusted FI Share and other third-party costs and adjusted contribution are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings" and "Reconciliation of GAAP Gross Profit to Adjusted Contribution."

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$28,222	$48,730	$73,731	$84,718
Plus:
Consumer Incentives	11,299	25,046	33,566	47,608
Billings	$39,521	$73,776	$107,297	$132,326

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$28,222	$48,730	$73,731	$84,718
Minus:
FI Share and other third-party costs	16,811	27,620	42,949	46,624
Delivery costs(1)	3,499	3,370	6,905	6,616
Gross profit	7,912	17,740	23,877	31,478
Plus:
Delivery costs(1)	3,499	3,370	6,905	6,616
Amortization of deferred FI implementation costs(2)	991	731	1,999	1,384
Adjusted contribution	$12,402	$21,841	$32,781	$39,478

(1)
Stock-based compensation expense recognized in delivery costs totaled $0.4 million and $0.2 million for the three months ended June 30, 2020 and 2019 and $0.5 million and $0.4 million for the six months ended June 30, 2020 and 2019, respectively.

(2)	Amortization of deferred FI implementation costs are excluded from adjusted FI Share and other third party costs as shown below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FI Share and other third-party costs	$16,811	$27,620	$42,949	$46,624
Minus:
Amortization of deferred FI implementation costs	991	731	1,999	1,384
Adjusted FI Share and other third-party costs	$15,820	$26,889	$40,950	$45,240

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(19,758)	$(6,510)	$(33,289)	$(12,824)
Plus:
Income tax benefit	—	—	—	—
Interest expense (income), net	10	338	(274)	642
Depreciation and amortization expense	1,545	1,053	3,876	2,014
Stock-based compensation expense	9,108	3,072	13,233	4,780
Foreign currency loss	8	667	1,894	176
Amortization of deferred FI implementation costs	991	731	1,999	1,384
Restructuring costs	403	—	885	—
Loss on extinguishment of debt	—	23	—	23
Adjusted EBITDA	$(7,693)	$(626)	$(11,676)	$(3,805)

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
AND NON-GAAP NET LOSS PER SHARE (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(19,758)	$(6,510)	$(33,289)	$(12,824)
Plus:
Stock-based compensation expense	9,108	3,072	13,233	4,780
Foreign currency loss	8	667	1,894	176
Loss on extinguishment of debt	—	23	—	23
Restructuring costs	403	—	885	—
Non-GAAP net loss	$(10,239)	$(2,748)	$(17,277)	$(7,845)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	27,072	22,731	26,898	22,618
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.38)	$(0.12)	$(0.64)	$(0.35)

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com